                                                                     Exhibit 2.1

--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                                 by and between

                          PROSPERITY BANCSHARES, INC.,

                                  as Purchaser

                                       and

                       AMERICAN BANCORP OF OKLAHOMA, INC.

                                    as Seller

                          Dated as of February 22, 2002

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                           Page
I.     THE TRANSACTION...................................................................    1

       Section 1.1      Purchase and Sale of Stock.......................................    1
                        --------------------------
       Section 1.2      Purchase Price...................................................    1
                        --------------
       Section 1.3      Adjustment to Purchase Price.....................................    1
                        ----------------------------

II.    REPRESENTATIONS AND WARRANTIES OF SELLER..........................................    2

       Section 2.1      Organization.....................................................    2
                        ------------
       Section 2.2      Capitalization...................................................    3
                        --------------
       Section 2.3      Authority Approvals..............................................    3
                        -------------------
       Section 2.4      Investments......................................................    4
                        -----------
       Section 2.5      Financial Statements.............................................    4
                        --------------------
       Section 2.6      Litigation and Other Proceedings.................................    4
                        --------------------------------
       Section 2.7      Taxes and Tax Returns............................................    5
                        ---------------------
       Section 2.8      Loan Portfolio...................................................    7
                        --------------
       Section 2.9      Certain Loans and Related Matters................................    7
                        ---------------------------------
       Section 2.10     Contracts and Commitments........................................    8
                        -------------------------
       Section 2.11     Insurance........................................................    9
                        ---------
       Section 2.12     No Conflict With Other Instruments...............................    9
                        ----------------------------------
       Section 2.13     Laws and Regulatory Filings......................................   10
                        ---------------------------
       Section 2.14     Absence of Certain Changes.......................................   10
                        --------------------------
       Section 2.15     Employment Relations.............................................   11
                        --------------------
       Section 2.16     Employee Benefit Plans...........................................   11
                        ----------------------
       Section 2.17     Real Property Owned or Leased....................................   12
                        -----------------------------
       Section 2.18     Personal Property................................................   13
                        -----------------
       Section 2.19     Environmental Laws...............................................   13
                        ------------------
       Section 2.20     Brokers and Finders..............................................   14
                        -------------------
       Section 2.21     Derivative Contracts.............................................   14
                        --------------------
       Section 2.22     Deposits.........................................................   14
                        --------
       Section 2.23     Accounting Controls..............................................   14
                        -------------------
       Section 2.24     Disclosure Schedules.............................................   15
                        --------------------

III.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................................   15

       Section 3.1      Organization.....................................................   15
                        ------------
       Section 3.2      Approvals; Authority.............................................   15
                        --------------------

                                TABLE OF CONTENTS
                                   (continued)

                                                                                           Page
        Section 3.3      No Conflict With Other Instruments..............................   16
                         ----------------------------------
        Section 3.4      Litigation and Other Proceedings................................   16
                         --------------------------------
        Section 3.5      Brokers and Finders.............................................   16
                         -------------------

IV.     COVENANTS OF SELLER..............................................................   16

        Section 4.1      Best Efforts....................................................   16
                         ------------
        Section 4.2      Activities of the Bank Pending Closing..........................   17
                         --------------------------------------
        Section 4.3      Access to Properties and Records................................   18
                         --------------------------------
        Section 4.4      Information for Regulatory Applications.........................   19
                         ---------------------------------------
        Section 4.5      Attendance at Certain Bank Meetings.............................   19
                         -----------------------------------
        Section 4.6      Standstill Provision............................................   20
                         --------------------
        Section 4.7      Termination of Data Processing Contracts........................   20
                         ----------------------------------------
        Section 4.8      Bank Merger Agreement...........................................   20
                         ---------------------
        Section 4.9      Tax Matters.....................................................   20
                         -----------
        Section 4.10     Tax Returns.....................................................   21
                         -----------
        Section 4.11     Cooperation on Tax Matters......................................   23
                         --------------------------
        Section 4.12     Carrybacks and Refunds..........................................   23
                         ----------------------
        Section 4.13     Survival........................................................   24
                         --------
        Section 4.14     Consents to Assign and Use Leased Premises......................   24
                         ------------------------------------------
        Section 4.15     Environmental Investigation; Rights to Terminate Agreement......   24
                         ----------------------------------------------------------

V.      COVENANTS OF PURCHASER...........................................................   25

        Section 5.1      Best Efforts....................................................   25
                         ------------
        Section 5.2      Employee Benefit Plans..........................................   25
                         ----------------------
        Section 5.3      Applications....................................................   26
                         ------------
        Section 5.4      Indemnification; Insurance......................................   26
                         --------------------------

VI.     MUTUAL COVENANTS OF SELLER AND PURCHASER.........................................   27

        Section 6.1      Notification; Updated Disclosure Schedules......................   27
                         ------------------------------------------
        Section 6.2      Confidentiality.................................................   27
                         ---------------

VII.    CLOSING..........................................................................   28

        Section 7.1      Closing.........................................................   28
                         -------

VIII.   TERMINATION......................................................................   28

                                TABLE OF CONTENTS
                                   (continued)

                                                                                           Page
        Section 8.1      Termination.....................................................   28
                         -----------
        Section 8.2      Effect of Termination...........................................   30
                         ---------------------

IX.     CONDITIONS TO OBLIGATIONS OF PURCHASER...........................................   30

        Section 9.1      Compliance with Representations and Covenants...................   30
                         ---------------------------------------------
        Section 9.2      Material Adverse Change.........................................   30
                         -----------------------
        Section 9.3      Legal Opinion...................................................   30
                         -------------
        Section 9.4      Releases........................................................   30
                         --------
        Section 9.5      Nonrenewal of Nonaccrual Loan...................................   30
                         -----------------------------
        Section 9.6      Participations..................................................   31
                         --------------
        Section 9.7      Ownership Share.................................................   31
                         ---------------
        Section 9.8      Equity Capital at the Closing Date..............................   31
                         ----------------------------------

X.      CONDITIONS TO OBLIGATIONS OF SELLER..............................................   31

        Section 10.1     Compliance with Representations and Covenants...................   31
                         ---------------------------------------------
        Section 10.2     Material Adverse Change.........................................   31
                         -----------------------
        Section 10.3     Legal Opinion...................................................   31
                         -------------

XI.     CONDITIONS TO RESPECTIVE OBLIGATIONS OF PURCHASER AND SELLER.....................   32

        Section 11.1     Government Approvals............................................   32
                         --------------------

XII.    INDEMNIFICATION..................................................................   32

        Section 12.1     Indemnification by Seller.......................................   32
                         -------------------------
        Section 12.2     Indemnification by Purchaser....................................   32
                         ----------------------------
        Section 12.3     Demands.........................................................   32
                         -------
        Section 12.4     Right to Contest and Defend.....................................   33
                         ---------------------------
        Section 12.5     Cooperation.....................................................   33
                         -----------
        Section 12.6     Right to Participate............................................   34
                         --------------------
        Section 12.7     Payment of Damages..............................................   34
                         ------------------
        Section 12.8     Expiration of Indemnification...................................   34
                         -----------------------------

XIII.   MISCELLANEOUS....................................................................   34

        Section 13.1     Definitions.....................................................   34
                         -----------
        Section 13.2     Non-Survival of Representations and Warranties..................   34
                         ----------------------------------------------

                                TABLE OF CONTENTS
                                   (continued)

                                                                                           Page
        Section 13.3      Amendments.....................................................   35
                          ----------
        Section 13.4      Expenses.......................................................   35
                          --------
        Section 13.5      Notices........................................................   35
                          -------
        Section 13.6      Controlling Law................................................   36
                          ---------------
        Section 13.7      Headings.......................................................   36
                          --------
        Section 13.8      Modifications or Waiver........................................   36
                          -----------------------
        Section 13.9      Severability...................................................   36
                          ------------
        Section 13.10     Assignment.....................................................   36
                          ----------
        Section 13.11     Consolidation of Agreements....................................   36
                          ---------------------------
        Section 13.12     Counterparts...................................................   37
                          ------------
        Section 13.13     Binding on Successors..........................................   37
                          ---------------------
        Section 13.14     Gender.........................................................   37
                          ------
        Section 13.15     Disclosures....................................................   37
                          -----------
        Section 13.16     Publicity......................................................   37
                          ---------
        Section 13.17     Delivery of Disclosure Schedules...............................   37
                          --------------------------------
        Section 13.18     Attorneys' Fees................................................   38
                          ---------------

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement") dated as of February 22, 2002, is by and between Prosperity Bancshares, Inc., a Texas corporation ("Purchaser"), and American Bancorp of Oklahoma, Inc., an Oklahoma corporation ("Seller").

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller all of the capital stock of Seller's wholly-owned subsidiary, Texas Guaranty Bank, National Association, a national banking association located in Houston, Texas (the "Bank"), upon the terms and subject to the conditions contained in this Agreement and all schedules and supplements hereto; and

     WHEREAS, it is contemplated that, in connection with the consummation of this Agreement and pursuant to the terms of a certain Bank Merger Agreement (the "Bank Merger Agreement"), the Bank will be merged with and into Prosperity Bank, a Texas banking association and a wholly-owned subsidiary of Purchaser ("Prosperity Bank"); and

     WHEREAS, the respective Boards of Directors of Purchaser and Seller have approved this Agreement and the transactions proposed herein substantially on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties agree as set forth below.

                               I. THE TRANSACTION

     Section 1.1 Purchase and Sale of Stock. Pursuant to the terms and
                 --------------------------
conditions of this Agreement, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell, convey, transfer, assign and deliver, and cause to be sold, conveyed, transferred, assigned and delivered, 4,196,029 shares of common stock, $0.50 par value per share ("Shares"), of the Bank, representing all of the issued and outstanding shares of capital stock of the Bank, free and clear of all liens, security interests, options, rights of first refusal, charges, mortgages, community property interests, pledges, restrictions, agreements or any other encumbrances and other restrictions or limitations of any kind ("Encumbrances"), to Purchaser on the Closing Date (as hereinafter defined) against receipt by Seller of the Purchase Price, as detailed below ("Purchase"). The Closing Date shall occur in accordance with Section 7.1.

     Section 1.2 Purchase Price. The price to be paid to the Seller for all of
                 --------------
the Shares shall be $11,800,000 ("Purchase Price"), payable in cash at the Closing (as hereinafter defined). The Purchase Price shall be paid by delivery by the Purchaser to the Seller of a wire transfer at the Closing.

     Section 1.3 Adjustment to Purchase Price. In the event the Bank's Equity
                 ----------------------------
Capital (as hereinafter defined) on the last day of the calendar month immediately preceding the Closing Date shall be less than $9,033,000, and Purchaser elects not to terminate this Agreement as otherwise permitted by Section 8.1(c), the Purchase Price will be reduced by an amount equal to the difference between the Bank's Equity Capital on the last day of the calendar month immediately preceding the Closing Date and $9,033,000. For purposes of this Agreement, "Equity Capital" shall equal the sum of the common stock, capital surplus and retained earnings of the Bank, excluding securities gains or losses or extraordinary items, all as determined by Purchaser pursuant to generally accepted accounting principles ("GAAP"), without giving effect to any commission or fee paid to any broker listed in Schedule 2.20 to this
                                                   -------------
Agreement.

                  II. REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser that each of the statements made in this Article II are true and correct in all respects. The Schedules required pursuant to this Article II and elsewhere in this Agreement will be delivered and made part of this Agreement no later than ten (10) business days following the date of this Agreement. Seller agrees that, at the Closing, it shall provide Purchaser with supplemental Schedules reflecting any changes in the information contained in the Schedules which have occurred during the period from the date of delivery of such Schedules to the date of Closing.

     Section 2.1 Organization.
                 ------------

          (a) Seller, an Oklahoma corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended ("BHC Act"), is duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Seller owns 100% of the issued and outstanding shares of capital stock of the Bank. The Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. Seller and the Bank have full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own, lease and operate their properties, to engage in the business and activities now conducted by them and to enter into this Agreement, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as hereinafter defined) on the business, assets, operations, financial condition or results of operations (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition") of the Bank.

          (b) The Bank is duly authorized to conduct a general banking business, embracing all usual deposit functions of commercial banks as well as commercial, industrial and real estate loans, installment credits, collections and safe deposit facilities subject to the supervision of the Office of the Comptroller of the Currency ("OCC"). The Bank does not conduct trust activities. True and complete copies of the Articles of Association and Bylaws of the Bank, as amended to date (collectively, "Bank Constituent Documents"), have been delivered or made available to Purchaser.

          (c) Except as set forth in Schedule 2.1(c), the Bank does not (i) have
                                     ---------------
any subsidiaries, (ii) is not a general partner or material owner in any joint venture, general partnership, limited partnership, trust or other non-corporate entity, and (iii) does not know of any arrangement pursuant to which the stock of any corporation is or has been held in trust

(whether express, constructive, resulting or otherwise) for the benefit of all shareholders of the Bank.

          (d) The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments due and owing as of the date hereof required in connection therewith have been paid by the Bank.

     Section 2.2 Capitalization.
                 --------------

          (a) The authorized capital stock of the Bank consists of 5,000,000 shares of common stock, $0.50 par value per share ("Bank Common Stock"), 4,196,029 of which are issued and outstanding. All of the issued and outstanding shares of Bank Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person or in violation of any applicable federal or state laws. There are no existing options, warrants, calls, convertible securities or commitments of any kind obligating Seller or the Bank to issue any authorized and unissued Bank Common Stock or other classes of stock or other securities of the Bank nor does the Bank have any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock. There are no voting trusts, voting agreements, buy-sell agreements or other similar arrangements affecting the Bank Common Stock.

          (b) The Shares are owned beneficially and of record by the Seller free and clear of all Encumbrances.

          (c) Except as disclosed in Schedule 2.2(c), the Seller has full legal
                                     ---------------
right to sell, assign and transfer the Shares to Purchaser and will, upon delivery of the Shares to Purchaser pursuant to the terms hereof, transfer to Purchaser good and valid title to the Shares free and clear of all Encumbrances of every kind affecting the Shares.

     Section 2.3 Authority Approvals.
                 -------------------

          (a) The Seller and the Bank each have full corporate power and authority to execute and deliver this Agreement (and any related documents), and the Seller and the Bank each have full legal capacity, power and authority to perform their respective obligations hereunder and thereunder and to consummate the contemplated transactions. Except for the approval of the shareholder of the Bank, all actions or proceedings on the part of the Seller and the Bank necessary to approve this Agreement (and any related documents) and to consummate the contemplated transactions have been taken.

          (b) The respective Boards of Directors of Seller and the Bank have duly and validly approved this Agreement and the transactions contemplated herein and no further corporate proceedings of Seller are needed to execute and deliver this Agreement and consummate the Purchase. This Agreement has been duly executed and delivered by Seller and, is a duly authorized, valid, legally binding agreement of Seller enforceable against Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

     Section 2.4 Investments. Seller has furnished to Purchaser a complete list,
                 -----------
as of December 31, 2001, of all securities, including municipal bonds, owned by the Bank (the "Securities Portfolio"). Except as set forth in Schedule 2.4, all
                                                              ------------
such securities are owned by the Bank (i) of record, except those held in bearer form, and (ii) beneficially, free and clear of all mortgages, liens, pledges and encumbrances. Schedule 2.4 also discloses any entities in which the ownership
              ------------
interest of Seller or the Bank equals 5% or more of the issued and outstanding voting securities of the issuer thereof. There are no voting trusts or other agreements or understandings with respect to the voting of any of the securities in the Securities Portfolio.

     Section 2.5 Financial Statements.
                 --------------------

          (a) The Seller has furnished or made available to Purchaser true and complete copies of (i) the Bank's unaudited balance sheet as of December 31, 2001 and the related unaudited statement of income and statement of cash flow for the year then ended and (ii) the Bank's audited balance sheets as of December 31, 2000 and 1999, and the related audited statements of income and statements of cash flow for the years then ended, together with the notes thereto. Seller has also delivered to Purchaser a true and correct copy of the Consolidated Reports of Condition and Income ("Call Reports") filed by the Bank as of and for the years ended December 31, 2001, 2000 and 1999. The audited financial information and Call Reports referred to in this Section 2.5 are collectively referred to herein as the "Bank Financial Statements."

          (b) Each of the Bank Financial Statements fairly present the financial position and results of operations of the Bank at the dates and for the periods indicated in conformity with GAAP applied on a consistent basis, except for the Call Reports which are in compliance with regulatory accounting principles. Each of the Bank Financial Statements fairly present the financial position and results of operations of the Bank as of the respective dates and for the respective periods thereof.

          (c) Except as set forth on Schedule 2.5(c), since December 31, 2001,
                                     ---------------
the Bank has not had any obligations or liabilities, fixed or contingent, that
(i) have or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of the Bank and (ii) are not fully shown or provided for in the Bank Financial Statements or otherwise disclosed in this Agreement, or in any of the documents delivered to Purchaser. Since December 31, 2001, there have been no material changes in the financial condition, assets, liabilities or business of the Bank, other than changes in the ordinary course of business, which individually or in the aggregate have not had a Material Adverse Effect on the Condition of the Bank or the Seller.

     Section 2.6 Litigation and Other Proceedings. Except as disclosed in
                 --------------------------------
Schedule 2.6, there are no legal, quasi-judicial, regulatory or administrative
------------
proceedings of any kind or nature now pending or, to the knowledge of the Seller or the Bank, threatened before any court or administrative body in any manner against the Seller or the Bank, or any of their properties or capital stock, which might have a Material Adverse Effect on the Condition of the Bank or the transactions proposed by this Agreement. Neither the Seller nor the Bank knows of any basis on which any litigation or proceeding could be brought which is reasonably likely to have a Material Adverse Effect on the Condition of the Seller or the Bank or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. Neither the Seller nor the Bank is in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.7 Taxes and Tax Returns.
                 ---------------------

          (a) For purposes of this Agreement, the following terms shall have the defined meanings as set forth below:

     "Affiliated Group" means any affiliated group within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") Section 1504(a).

     "Deferred Intercompany Transaction" has the meaning set forth in Treasury Regulation ("Reg.") Section 1.1502-13.

     "Excess Loss Account" has the meaning set forth in Reg. Section 1.1502-19.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency, or political subdivision thereof).

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for taxes that the Bank is contesting in good faith through appropriate proceedings, if any, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

     "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar) unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) Seller and the Bank have filed all Tax Returns that either was required to file, including without limitation any Tax Returns of any affiliated, consolidated, combined or unitary group of which either Seller or Bank is or was a member. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Bank and any affiliated, consolidated, combined or unitary group of which either Seller or Bank is or was a member (whether or not shown on any Tax Return) have been paid. The Bank is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been raised in writing by an authority in a jurisdiction where the Bank does not file Tax Returns that the Bank is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Bank that arose in connection with any failure (or alleged failure) of the Seller or Bank to pay any Tax.

          (c) The Bank has collected or withheld and duly paid to the appropriate governmental authority all Taxes required to have been collected or withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

          (d) No director or officer (or employee responsible for Tax matters) of either of Seller or the Bank expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no action, suit, proceeding, audit, assessment, dispute or claim concerning any Tax Liability of either of the Seller and the Bank either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers of the Seller or the Bank has knowledge based upon personal contact with any agent of such authority. Schedule 2.7(d) lists all federal, state, local, and
                         ---------------
foreign income Tax Returns filed with respect to Seller or the Bank for taxable periods ended on or after December 31, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Bank with respect to all periods beginning after December 31, 1998.

          (e) The Bank has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f) The Bank has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Bank has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Bank has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Except as set forth in Schedule 2.7(f) the Bank is
                                                     ---------------
not (i) a party to any Tax allocation or sharing agreement, (ii) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or
(iii) does not have any Liability for the Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (g) Schedule 2.7(g) sets forth the following information with respect
              ---------------
to the Bank as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing Date giving effect to the consummation of the transactions contemplated hereby): (i) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Bank; and (ii) the amount of any deferred gain or loss allocable to the Bank arising out of any Deferred Intercompany Transaction.

          (h) The unpaid Taxes of the Bank (i) did not, as of December 31, 2001, exceed the current liability accruals for Tax Liability (excluding any reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Bank Financial Statements (rather than in any notes thereto) and (ii) do not exceed such current liability accruals for Taxes (excluding reserves any for deferred Taxes) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Bank in filing its Tax Returns.

          (i) The Seller (and any predecessor of the Seller) has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 at all times after December 31, 2000 and the Seller will be an S corporation up to and including the Closing Date.

          (j) Schedule 2.7(j) identifies each direct and indirect subsidiary of
              ---------------
the Seller that is a "qualified subchapter S subsidiary" within the meaning of Code Section 1361(b)(3)(B)). Each subsidiary so identified has been a qualified subchapter S subsidiary at all times after December 31, 2000 and will be a qualified subchapter S subsidiary up to and including the Closing Date.

          (k) Except as set forth in Schedule 2.7(k), neither Seller nor the
                                     ---------------
Bank is required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

     Section 2.8 Loan Portfolio. Except as set forth in Schedule 2.8, (i) all
                 --------------                         ------------
evidences of indebtedness in original principal amount in excess of $10,000 reflected as assets in the Bank Financial Statements as of and for the year ended December 31, 2001, were as of such dates in all material respects the binding obligations of the respective obligors named therein in accordance with their respective terms, (ii) the allowance for loan losses shown on the Bank Financial Statements as of and for the year ended December 31, 2001, was, and the allowance for loan losses to be shown on the Bank Financial Statements as of any date subsequent to the execution of this Agreement will be, as of such dates, in the reasonable judgment of management of the Seller and the Bank, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of the Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit), and (iii) the allowance for loan losses described in (ii) above has been established in accordance with GAAP as applied to banking institutions and all applicable rules and regulations; provided, however, that no representation or warranty is made as to the sufficiency of collateral securing or the collectibility of such loans.

     Section 2.9 Certain Loans and Related Matters.
                 ---------------------------------

          (a) Except as set forth in Schedule 2.9(a), the Bank is not a party to
                                     ---------------
any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $15,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other material provisions as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by the Seller or the Bank or any regulatory agency with supervisory jurisdiction over the Seller or the Bank, should have been classified as "substandard," "doubtful," "loss," "other loans especially mentioned," "other assets especially mentioned" or any comparable classifications by such persons;
(iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Seller, the Bank or any other subsidiary of the Seller, or any shareholder of the Seller, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to the Seller or the Bank including, but not limited to, those promulgated, interpreted or enforced by any regulatory agency with supervisory jurisdiction over the Seller or the Bank and which violation could have a Material Adverse Effect on the Condition of the Bank.

          (b) Schedule 2.9(b) contains the "watch list of loans" of the Bank
              ---------------
("Watch List") as of January 31, 2002. Except as set forth in Schedule 2.9(b),
                                                              ---------------
to the knowledge of the Seller or the Bank, there is no loan agreement, note or borrowing arrangement which should be included on the Watch List in accordance with the Bank's past practices and prudent banking principles.

     Section 2.10 Contracts and Commitments. (a) Except as set forth in Schedule
                  -------------------------                             --------
2.10, the Bank is not a party to or bound by any of the following (whether
----
written or oral, express or implied):

               (i) employment contract or severance arrangement (including without limitation any collective bargaining contract or union agreement or agreement with an independent consultant) which is not terminable by the Bank on less than sixty (60) days' notice without payment of any amount on account of such termination;

               (ii) bonus, stock option, deferred compensation or profit-sharing, pension or retirement plan or other employee benefit arrangement;

               (iii) material lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee;

               (iv) contract or commitment for capital expenditures;

               (v) material contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services over a period of more than one hundred twenty (120) days' from the date of this Agreement;

               (vi) contract or option to purchase or sell any real or personal property other than in the ordinary course of business;

               (vii) contract, agreement or letter with respect to the management or operations of the Bank imposed by any bank regulatory authority having supervisory jurisdiction over the Bank;

               (viii) agreement, contract or indenture related to the borrowing by the Bank of money other than those entered into in the ordinary course of business;

               (ix) guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business;

               (x) agreement with or extension of credit to any executive officer or director of the Seller or the Bank or any other subsidiary of the Seller or holder of more than ten percent (10%) of the issued and outstanding common stock of the Seller, or any Affiliate of such person, which is not on substantially the same terms (including, without limitation, in the case of lending transactions, interest rates and collateral) as, and following credit underwriting practices that are not less stringent than, those prevailing at the time for comparable transactions with unrelated parties or which involve more than the normal risk of collectibility or other unfavorable features; or

               (xi) contracts, other than the foregoing, with annual payments aggregating $10,000 or more not made in the ordinary course of business and not otherwise disclosed in this Agreement or in any schedule hereto.

          (b) The Bank has in all material respects performed all material obligations required to be performed by it to date and is not in default under, and no event has occurred which, with the lapse of time or action by a third party could result in default under, any material indenture, mortgage, contract, lease or other agreement to which the Bank is a party or by which the Bank is bound or under any provision of the Bank Constituent Documents.

     Section 2.11 Insurance. A true and complete list of all insurance policies
                  ---------
owned or held by or on behalf of the Bank (other than credit-life policies), including policy numbers, retention levels, insurance carriers, and effective and termination dates, is set forth in Schedule 2.11. Such policies are in full
                                       -------------
force and effect and contain only standard cancellation or termination clauses. Neither the Seller nor the Bank has received a notice of cancellation or termination of any such policies. In the judgment of the respective Boards of Directors of Seller and the Bank, such insurance policies in respect of amounts, types and risks insured are adequate to insure against risks to which the Bank and its assets are normally exposed in the operation of its business, subject to customary deductibles and policy limits.

     Section 2.12 No Conflict With Other Instruments. The execution, delivery
                  ----------------------------------
and performance of this Agreement by the Seller, and the consummation or performance by the Seller and the Bank of the transactions contemplated hereby, will not (i) violate any provision of the Bank Constituent Documents, or (ii) assuming the consents and approvals contemplated by Section 2.3(b) are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Bank or any of its properties or assets or to the Seller, or (B) violate, conflict with, result in a breach of any provision of or constitute a default (or an event which, with or without notice or lapse of time, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, cause the Purchaser or the Bank to become subject to or liable for the payment of any tax, or result in the creation of any Encumbrance upon any of the properties or assets of the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement, instrument or obligation to which the Bank is a party, or by which any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Condition of the Bank.

     Section 2.13 Laws and Regulatory Filings. Except as set forth in Schedule
                  ---------------------------                         --------
2.13, the Bank is in material compliance with all applicable federal, state and
----
local laws, rules, regulations and orders applicable to it. Except for approvals by regulatory authorities having supervisory jurisdiction over the Seller and the Bank, no prior consent, approval or authorization of, or declaration, filing or registrations with, any person or regulatory authority is required of the Seller or the Bank in connection with the execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereby. The Bank has filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the Federal Reserve Board, the OCC or any other regulatory authority having supervisory jurisdiction over the Bank, and such reports, registrations and statements, as finally amended or corrected, are, to the knowledge of the Seller and the Bank, true and correct in all material respects.

     Section 2.14 Absence of Certain Changes. Except as set forth in Schedule
                  --------------------------                         --------
2.14, since December 31, 2001, the Bank has not (i) declared, paid or set aside
----
of any dividend or distribution (whether in cash, stock or property) in respect of the Bank Common Stock or issued or sold any of its capital stock or corporate debt obligations; (ii) discharged or satisfied any Encumbrance or paid any obligation or liability (fixed or contingent), other than accruals, accounts and notes payable included in the Bank Financial Statements, accruals, accounts and notes payable incurred since December 31, 2001 in the ordinary course of business and accruals, accounts and notes payable incurred in connection with the transactions contemplated by this Agreement; (iii) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (iv) made any general or individual wage or salary increase (including increases in directors' or consultants' fees) other than in accordance with past practices, paid any bonus, granted or paid any perquisites such as automobile allowance, club membership or dues or other similar benefits, entered into any employment contract or made any accrual or arrangement for or payment of bonuses or special compensation of any kind or severance or termination pay to any present or former officer or salaried employee or instituted any employee welfare, retirement or similar plan or arrangement; (v) suffered any physical damage, destruction or casualty loss, whether or not covered by insurance, which may have a Material Adverse Effect on the Condition of the Bank; (vi) made any or acquiesced with any change in accounting methods, principles and practices except as may be required by GAAP; (vii) excluding loan commitments made and certificates of deposit issued, entered into any contract, agreement or commitment which obligates the Bank for an amount in excess of $20,000 over the term of any such contract, agreement or commitment; (viii) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of their assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights; or (ix) incurred any change or any event involving a prospective change in the Condition of the Bank which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of the Bank generally, including, without limitation any change in the administrative or supervisory standing or rating of the Bank with any regulatory agency having jurisdiction over the Bank, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

     Section 2.15 Employment Relations. The relations of the Seller and the Bank
                  --------------------
with the Bank's employees are satisfactory, and neither Seller nor the Bank has received any notice of any controversies with, or organizational efforts or other pending actions by, representatives of its employees. Each of the Seller and the Bank have materially complied with all laws relating to the employment of labor with respect to their employees, including any provisions thereof relating to wages, hours, collective bargaining and the payment of worker's compensation insurance and social security and similar taxes, and, except as set forth in Schedule 2.15, no person has asserted that the Seller or the Bank is
         -------------
liable for any arrearages of wages, worker's compensation insurance premiums or any taxes or penalties for failure to comply with any of the foregoing.

     Section 2.16 Employee Benefit Plans.
                  ----------------------

          (a) Schedule 2.16(a) lists all employee benefit plans or agreements
              ----------------
providing benefits to any employees or former employees of the Bank that are sponsored or maintained by the Bank or the Seller (with the plans sponsored or maintained by the Bank identified as such) to which the Seller or the Bank contributes or is obligated to contribute on behalf of employees or former employees of the Bank, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA or any collective bargaining, bonus, incentive, deferred compensation, stock purchase, stock option, severance, change of control or fringe benefit plan.

          (b) No employee benefit plans of the Seller or its ERISA Affiliates (as defined below) (the "Seller Plans") are "multiemployer plans" within the meaning of Section 4001(a)(3) of ERISA ("Multiemployer Plans"). None of the Bank or any of its respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan, and none of the Bank, or any of its respective ERISA Affiliates has incurred any withdrawal liability under Part I of Subtitle E of Title IV of ERISA that has not been satisfied in full.

          (c) There does not now exist, nor, to the best knowledge of Seller or the Bank, do any circumstances exist that could result in, any Controlled Group Liability that would be a material liability of the Bank now or following the Closing. "Controlled Group Liability" means (i) any and all liabilities (A) under Title IV of ERISA, (B) under Section 302 of ERISA, (C) under Sections 412 and 4971 of the Code, or (D) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (E) under corresponding or similar provisions of foreign laws or regulations; (ii) with respect to any Seller Plan any other material liability under Title I of ERISA or Chapter 43 or 68 of the Code, and (iii) except as set forth in Schedule 2.16(c), material unfunded liabilities under any
                       ----------------
non-qualified deferred compensation plan for the benefit of any employee or former employee of the Bank.

          (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Bank that, individually or in the aggregate, could give rise to the payment by the Bank of any amount that would not be deductible pursuant to the terms of Section 162(m) or Section 280G of the Code. Except as required by the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, the Bank has no liability to provide post-retirement health or life benefits to any employee or former employee of the Bank.

          (e) "ERISA Affiliates" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

     Section 2.17 Real Property Owned or Leased.
                  -----------------------------

          (a) Other than real property acquired through foreclosure or deed in foreclosure, Schedule 2.17(a) contains a true, correct and complete list of all
             ----------------
real property owned or leased by the Bank (the "Bank Real Property"). True and complete copies of all deeds, leases and title insurance policies for, or other documentation evidencing ownership of, the properties referred to in Schedule
                                                                     --------
2.17(a) and all mortgages, deeds of trust and security agreements to which such
-------
property is subject have been furnished or made available to Purchaser.

          (b) Except as set forth in Schedule 2.17(b), no lease with respect to
                                     ----------------
any Bank Real Property and no deed with respect to any Bank Real Property contains any restrictive covenant that materially restricts the use, transferability or value of such Bank Real Property. Each of such leases is a legal, valid and binding obligation enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and is in full force and effect; there are no existing defaults by the Bank or the other party thereunder and there are no allegations or assertions of such by any party under such agreement or any events that with notice lapse of time or the happening or occurrence of any other event would constitute a default thereunder.

          (c) Except as set forth in Schedule 2.17(c), to the knowledge of the
                                     ----------------
Seller or the Bank, none of the buildings and structures located on any Bank Real Property, nor any appurtenances thereto or equipment therein, nor the operation or maintenance thereof, violates in any material manner any restrictive covenants or encroaches on any property owned by others, nor does any building or structure of third parties encroach upon any Bank Real Property, except for those violations and encroachments which in the aggregate could not reasonably be expected to cause a Material Adverse Effect on the Condition of the Bank. No condemnation proceeding is pending or, to the Seller's or the Bank's knowledge, threatened, which would preclude or materially impair the use of any Bank Real Property in the manner in which it is currently being used.

          (d) Except as set forth in Schedule 2.17(d), the Bank has good and
                                     ----------------
indefeasible title to, or a valid and enforceable leasehold interest in, or a contract vendee's interest in, all Bank Real Property, and such interest is free and clear of all liens, charges or other encumbrances, except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith through proper proceedings and (ii) those liens related to real property taxes, local improvement district assessments, easements, covenants, restrictions and other matters of record which do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant real property.

          (e) All buildings and other facilities used in the business of the Bank are adequately maintained and, to the Seller's or the Bank's knowledge, are free from defects which could materially interfere with the current or future use of such facilities.

     Section 2.18 Personal Property. The Bank has good title to, or a valid
                  -----------------
leasehold interest in, all personal property, whether tangible or intangible, used in the conduct of its business (the "Bank Personalty"), free and clear of all liens, charges or other encumbrances, except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith through proper proceedings and (ii) such other liens, charges, encumbrances and imperfections of title as do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant Bank Personalty. Subject to ordinary wear and tear, the Bank Personalty is in good operating condition and repair and is adequate for the uses to which it is being put. Schedule 2.18 lists an inventory
                                                -------------
of certain artwork on display at the Bank that is not presently owned by the Bank, nor reflected on the books of the Bank, and which will be removed from the Bank prior to Closing.

     Section 2.19 Environmental Laws. To the knowledge of the Seller, the Bank,
                  ------------------
and any properties or business owned or operated by the Bank, whether or not held in a fiduciary or representative capacity, are in material compliance with all terms and conditions of all applicable federal and state Environmental Laws (as defined below) and permits thereunder. Except as set forth in Schedule 2.19
                                                                  -------------
of this Agreement, (i) neither the Seller nor the Bank has received notice of any violation of any Environmental Laws or generated, stored, or disposed of any materials designated as Hazardous Materials (as defined below) under the Environmental Laws, and they are not subject to any claim or lien under any Environmental Laws; (ii) during the term of ownership by the Seller or the Bank no real estate currently owned, operated, or leased (including any property acquired by foreclosure or deeded in lieu thereof) by the Seller or the Bank, or owned, operated or leased by the Seller or the Bank within the ten years preceding the date of this Agreement, has been designated by applicable governmental authorities as requiring any environmental cleanup or response action to comply with Environmental Laws, or has been the site of release of any Hazardous Materials; (iii) to the knowledge of the Seller and the Bank, no asbestos was used in the construction of any portion of the Bank's facilities; and (iv) to the knowledge of the Seller and the Bank, no real property currently owned by the Bank is, or has been, an industrial site or landfill. Purchaser and its consultants, agents and representatives shall have the right to inspect the Bank's assets for the purpose of conducting asbestos and other environmental surveys, provided that such inspection shall be at the expense of the Purchaser and at such time as may be mutually agreed upon between the Seller and the Purchaser.

     "Environmental Laws," as used in this Agreement, means any applicable federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and in each case as amended to date and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, relating to the environment, human health or safety, or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; The Hazardous Materials Transportation Authorization Act, as amended, 49 U.S.C. Section 5101, et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1201, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; the Clean Air Act, 42 U.S.C.
Section 7401, et seq.; and the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.

     "Hazardous Materials," as used in this Agreement, includes, but is not limited to, (a) any petroleum or petroleum products, natural gas, or natural gas products, radioactive materials, asbestos, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls (PCBs), and radon gas; (b) any chemicals, materials, waste or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any Environmental Laws; and (c) any other chemical, material, waste or substance which is in any way regulated as hazardous or toxic by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead.

     Section 2.20 Brokers and Finders. Except as set forth in Schedule 2.20,
                  -------------------                         -------------
neither the Seller nor the Bank nor any of their officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement.

     Section 2.21 Derivative Contracts. The Bank is not a party to nor has it
                  --------------------
agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in the Bank Financial Statements which is a financial derivative contract (including various combinations thereof) ("Derivative Contracts"), except for those Derivative Contracts set forth in
Schedule 2.21.
-------------

     Section 2.22 Deposits. Except as set forth in Schedule 2.22, to the
                  --------                         -------------
knowledge of the Seller or the Bank, none of the deposits of the Bank is a "brokered" deposit (as such term is defined in 12 CFR 337.6(a)(2)) or is subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any Affiliate (as defined herein) of the Bank.

     Section 2.23 Accounting Controls. The Bank has devised and maintained a
                  -------------------
system of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the Bank; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to institutions such as the Bank or other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of the Bank is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the Bank; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

     Section 2.24 Disclosure Schedules. In accordance with the terms of this
                  --------------------
Agreement, the Seller will deliver to Purchaser the disclosure schedules setting forth, among other things, exceptions to any and all of its representations and warranties in Article III. While the Seller has used its reasonable best efforts to identify in the disclosure schedules the particular representation or warranty to which each such disclosure or exception relates, each such disclosure or exception shall be deemed disclosed for purposes of all representations and warranties in Article III. The mere inclusion of an exception in the disclosure schedules shall not be deemed an admission by the Seller that such exception represents a matter that is material for purposes of this Agreement.

                III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Seller that the statements contained in this Article III are true and correct in all material respects.

     Section 3.1 Organization. Purchaser is a corporation duly organized,
                 ------------
validly existing and in good standing under the laws of the State of Texas and a bank holding company duly registered under the BHC Act subject to all laws, rules and regulations applicable to bank holding companies. Purchaser, indirectly through Prosperity Holdings, Inc, a Delaware corporation, owns 100% of the issued and outstanding shares of common stock, $4.00 par value per share, of Prosperity Bank. Purchaser has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties, to engage in the business and activities now conducted by it and to enter into this Agreement, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Condition of the Purchaser.

     Section 3.2 Approvals; Authority.
                 --------------------

          (a) The Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board of Directors of Purchaser has approved this Agreement and the transactions contemplated herein and no further corporate proceedings of Purchaser are needed to execute and deliver this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and is a duly authorized, valid, legally binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

          (b) Except for the filing of applications and notices with bank and bank holding company regulatory authorities, and the approval of such applications and notices (which approval the Purchaser has no reason to believe will not be promptly forthcoming), no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the execution and delivery by the Purchaser of this Agreement (and any related documents) and the consummation and performance by the Purchaser and Prosperity Bank of the transactions contemplated hereby.

     Section 3.3 No Conflict With Other Instruments. The execution, delivery and
                 ----------------------------------
performance of this Agreement or the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or Bylaws of Purchaser or (ii) assuming all required shareholder and regulatory consents and approvals are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Purchaser or any of its properties or assets, or (B) violate, conflict with, result in a breach of any provision of or constitute a default (or an event which, with or without notice or lapse of time, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, cause Purchaser to become subject to or liable for the payment of any tax, or result in the creation of any Encumbrance upon any of the properties or assets of Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement, instrument or obligation to which Purchaser is a party, or by which any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Condition of Purchaser.

     Section 3.4 Litigation and Other Proceedings. There are no legal,
                 --------------------------------
quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of Purchaser, threatened before any court or administrative body in any manner against Purchaser, or any of its properties or capital stock, which might have a material adverse effect on Purchaser, its financial condition, assets, operations or earnings or the transactions proposed by this Agreement. Purchaser knows of no basis on which any litigation or proceeding could be brought which could have a materially adverse effect on the financial condition of Purchaser or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. Purchaser is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 3.5 Brokers and Finders. Except as set forth in Schedule 3.5,
                 -------------------                         ------------
neither Purchaser nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement.

                             IV. COVENANTS OF SELLER

     The Seller covenants and agrees with the Purchaser as follows:

     Section 4.1 Best Efforts. The Seller will use its best efforts, and will
                 ------------
cause the Bank to use its best efforts, to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including such actions which are necessary, proper or advisable in connection with filing applications with, or obtaining approval from, all Governmental Entities having jurisdiction over the transactions contemplated by this Agreement.

     Section 4.2 Activities of the Bank Pending Closing.
                 --------------------------------------

          (a) From the date hereof to and including the Closing Date, as long as this Agreement remains in effect the Seller shall cause the Bank to (i) conduct its affairs (including, without limitation, the making of or agreeing to make any loans or other extensions of credit) only in the ordinary course of business consistent with past practices and prudent banking principles; (ii) use its best efforts to preserve intact its present business organizations, keep available the services of its present officers, directors, key employees and agents and preserve its relationships and goodwill with customers and advantageous business relationships; and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of the Bank, Purchaser or Prosperity Bank to obtain any approvals from any regulatory agencies or other approvals required for consummation of the transactions contemplated hereby or to perform its and agreements under this Agreement.

          (b) From the date hereof to and including the Closing Date, except as required by law or regulation, as long as this Agreement remains in effect or unless Purchaser otherwise consents in writing (which consent shall not be unreasonably withheld), the Seller shall not permit the Bank to:

               (i) make or agree to make or renew any loans or other extensions of credit to any borrower in excess of $100,000 (except (A) pursuant to commitments made prior to the date of this Agreement, (B) loans fully secured by a certificate of deposit at the Bank and (C) renewals, extensions and consolidations of any loans other than those loans listed in Schedule 2.9);
                                                             ------------
provided, however, that the Bank shall consult and advise the Purchaser in writing prior to making or renewing any loans or extensions of credit to any borrower in excess of $100,000. Purchaser shall notify the Bank in writing within three (3) business days of receipt of such notice whether the Purchaser consents to such loan or extension of credit, provided that if Purchaser fails to notify the Bank with such time frame, Purchaser shall be deemed to have consented to such loan or extension of credit;

               (ii) issue or sell or obligate itself to issue or sell any shares of its capital stock or any warrants, rights or options to acquire, or any securities convertible into, any shares of its capital stock;

               (iii) open or close any branch office, or acquire or sell or agree to acquire or sell, any branch office or any deposit liabilities, and shall otherwise consult with and seek the advice of Purchaser with respect to basic policies relating to branching, site location and relocation;

               (iv) enter into, amend or terminate any agreement of the type that would be required to be disclosed in Schedule 2.10, or any other material
                                          -------------
agreement, or acquire or dispose of any material amount of assets or liabilities, except in the ordinary course of business consistent with prudent banking practices;

               (v) grant any severance or termination pay (other than pursuant to the Bank's policies in effect on the date hereof) to, or enter into any employment, consulting, noncompetition, retirement, parachute, severance or indemnification agreement with, any officer, director, employee or agent of the Seller or the Bank or any other subsidiary of the Seller, either individually or as part of a class of similarly situated persons;

               (vi) except for the payment of dividends from the Bank to the Seller, cause or allow any of the things listed in Section 2.14 to occur (except with respect to Section 2.14(v), the Bank shall use its best efforts to not cause or allow any of the things listed therein to occur);

               (vii) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein;

               (viii) foreclose upon or otherwise acquire any commercial real property prior to receipt and approval by Purchaser of a Phase I environmental review thereof;

               (ix) increase or decrease the rate of interest paid on deposit accounts, except in a manner and pursuant to policies consistent with the Bank's past practices;

               (x) establish any new subsidiary;

               (xi) voluntarily make any material change in the interest rate risk profile of the Bank from that as of December 31, 2001;

               (xii) materially deviate from policies and procedures existing as of the date of this Agreement with respect to (A) classification of assets, (B) the allowance for loan losses and (C) accrual of interest on assets, except as otherwise required by the provisions of this Agreement;

               (xiii) amend or change any provision of the Bank's Constituent Documents;

               (xiv) make any capital expenditure which would exceed an aggregate of $10,000;

               (xv) excluding deposits, certificates of deposit, FHLB advances and borrowings consistent with past practices, undertake any additional borrowings in excess of ninety (90) days; or

               (xvi) modify any outstanding loan or acquire any loan participation, unless such modification is made in the ordinary course of business, consistent with past practice.

     Section 4.3 Access to Properties and Records. To the extent permitted by
                 --------------------------------
applicable law, the Seller shall, and shall cause the Bank to, (i) afford the executive officers and authorized representatives (including legal counsel, accountants and consultants) of Purchaser full access to the Bank's properties, books and records and other documents and data in order that Purchaser may have full opportunity to make such reasonable investigation as it shall desire to make of the Bank's affairs, and (ii) to furnish Purchaser with such additional financial and operating data and other information as to its business and properties as Purchaser shall, from time to time, reasonably request. As soon as practicable after they become available, the Seller shall cause the Bank to deliver or make available to Purchaser all unaudited quarterly financial statements prepared for the internal use of management of the Seller and the Bank, and all Call Reports filed by the Bank with the appropriate federal regulatory authority after the date of this Agreement. All such financial statements shall be prepared in accordance with GAAP (or regulatory accounting principles, as applicable) applied on a consistent basis with previous accounting periods. In the event of the termination of this Agreement, Purchaser will return to the Seller all documents and other information obtained pursuant hereto and will keep confidential any information obtained pursuant to this Agreement.

     Section 4.4 Information for Regulatory Applications. To the extent
                 ---------------------------------------
permitted by law, the Seller shall, and shall cause the Bank to, furnish Purchaser with all information concerning the Seller and the Bank required for inclusion in any application, filing, statement or document to be made or filed by Purchaser, with any federal or state regulatory or supervisory authority in connection with the transactions contemplated by this Agreement during the pendency of this Agreement. The Seller represents and warrants to the Purchaser that all information furnished by the Seller or the Bank for such applications and filings shall, to the best of its knowledge, be true and correct in all material respects without omission of any material fact required to be stated to make the information not misleading. The Seller agrees at any time, upon the request of Purchaser, to furnish, or to cause the Bank to furnish, to Purchaser a written letter or statement confirming the accuracy of the information with respect to Seller and the Bank, contained in any report or other application or statement referred to in this Agreement, and confirming that the information with respect to Seller and the Bank, contained in such document or draft was furnished by the Seller or the Bank expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or indicating the information not furnished by the Seller or the Bank expressly for use therein.

     Section 4.5 Attendance at Certain Bank Meetings. In order to facilitate the
                 -----------------------------------
continuing interaction of Purchaser with the Bank, and in order to keep Purchaser fully advised of all ongoing activities of the Bank, the Seller agrees, and shall cause the Bank to agree, to allow Purchaser to designate two representatives (who shall be officers of Prosperity Bank), each of whom will receive prior notice of and be allowed to attend as an invited guest and fully monitor all regular and called meetings of the board of directors and loan and discount and asset liability management committees of the Bank (including, but not limited to, meetings of the officers' loan committee of the Bank). The Seller shall cause the Bank to promptly give Purchaser prior notice by telephone of all called meetings. Such representative shall have no right to vote and may be excluded from sessions of the board of directors or loan or investment committee during which there is being discussed (i) matters involving this Agreement, (ii) information or material which the Bank is required or obligated to maintain as confidential under applicable laws or regulations, or (iii) pending or threatened litigation or investigations if, in the opinion of counsel to the Bank, the presence of such representative would or might adversely affect the confidential nature of or any privilege relating to any matters to be discussed. No attendance by representatives of Purchaser at board meetings under this Section 4.5 or knowledge gained or deemed to have been gained by virtue of such attendance will affect any of the representations and warranties of the Seller made in this Agreement. If the transactions contemplated by this Agreement are disapproved by any regulatory authority whose approval is required or the Agreement is otherwise terminated prior to Closing, then Purchaser' designees will no longer be entitled to notice of and permission to attend such meetings.

     Section 4.6 Standstill Provision. So long as this Agreement is in effect,
                 --------------------
the Seller and its directors or officers shall not, and shall cause the Bank and its directors or officers to not solicit or encourage any inquiries, or provide any information to or negotiate with any other party any proposal which could reasonably be expected to lead to the merger, consolidation, acquisition, or sale of all or substantially all of the assets or any shares of capital stock of the Bank. The Seller agrees to notify Purchaser immediately of any such unsolicited acquisition proposals and provide reasonable detail as to the identity of the proposed acquiror and the nature of the proposed transaction.

     Section 4.7 Termination of Data Processing Contracts. Seller shall cause to
                 ----------------------------------------
Bank to timely take any and all actions necessary, including but not limited to notifying appropriate parties to ensure that the Bank's current data processing contracts will not renew.

     Section 4.8 Bank Merger Agreement. Prior to the Closing Date, Prosperity
                 ---------------------
Bank and the Bank shall have executed and delivered the Bank Merger Agreement substantially in the form annexed hereto as Exhibit 4.8; provided that the
                                            -----------  -------------
transaction contemplated by that Bank Merger Agreement shall not be consummated prior to the Closing Date. The Seller agrees that it shall vote by action by written consent or as otherwise required the shares of capital stock of the Bank held by the Seller in favor of such Bank Merger Agreement and the transactions contemplated thereby.

          Section 4.9 Tax Matters.
                      -----------
          (a) All tax sharing agreements or similar agreements with respect to or involving the Seller and the Bank shall be terminated as of the Closing Date and, after the Closing, the Bank shall not be bound thereby or have any liability thereunder.

          (b) The Seller shall be liable for, and shall indemnify and hold the Purchaser and its Affiliates harmless from (i) any Taxes imposed on the Bank pursuant to Treasury Regulations Section 1.1502-6 which are attributable to the Bank having been a member of a consolidated group on or prior to the Closing Date, (ii) any Taxes (other than Taxes described in clause (i) above) imposed on or incurred by the Bank for any taxable period ending on or before the Closing Date (or the portion, determined as described in clause (d) of this Section 4.9, of any such Taxes imposed on or incurred by the Bank for any taxable period beginning before and ending after the Closing Date which is allocable to the portion of such period occurring on or before the Closing Date (the "Pre-Closing Date Period )), excluding any such Taxes arising from any event occurring on the Closing Date, but after the Closing, which is outside the ordinary course of the business of the Bank.

          (c) The Purchaser shall be liable for, and shall indemnify and hold the Seller and its Affiliates harmless from (i) any Taxes imposed on or incurred by the Bank for any taxable period commencing after the Closing Date (or the portion, determined as described in clause (d) of this Section 4.9, of any such Taxes imposed on or incurred by the Bank for any taxable period beginning before and ending after the Closing Date) which is allocable to the portion of such period occurring after the Closing Date, and (ii) any state or local transfer, sales or use, documentation, stamp, registration or similar fees or Taxes arising as a result of the sale of the Shares and the transactions contemplated hereby.

          (d) Whenever it is necessary for purposes of clause (b) or (c) of this
Section 4.9 to determine the portion of any Taxes imposed on or incurred by the Bank for a taxable period beginning before and ending after the Closing Date which is allocable to the Pre-Closing Date Period, the determination shall be made, in the case of property or ad valorem taxes or franchise taxes (which are not measured by, or based upon, net income), on a per diem basis and, in the case of other Taxes, by assuming that the Pre-Closing Date Period constitutes a separate taxable period of the Bank and by taking into account the actual taxable events occurring during such period (except that exemptions, allowances and deductions for a taxable period beginning before and ending after the Closing Date that are calculated on an annual or periodic basis, such as the deduction for depreciation, shall be apportioned to the Pre-Closing Date Period ratably on a per diem basis).

          (e) Purchaser agrees to pay to Seller any refund received after the Closing Date by the Bank in respect of any Taxes for which Seller is liable under clause (a) of this Section 4.9. Seller agrees to pay to Purchaser any refund received by Seller or its Affiliates in respect of any Taxes for which Purchaser is liable under clause (b) of this Section 4.9. The parties shall cooperate, each at its own expense, in order to take all reasonably necessary steps to claim any such refund. Any such refund received by a party or its Affiliate for the account of the other party shall be paid to such other party within 45 days after such refund is received.

          (f) Purchaser and Seller agree not to make or cause any election (including an election to ratably allocate items under Reg. Section 1.1502-76(b)(2)(ii)) to allocate tax items in a manner inconsistent with Section 4.9(d) hereof.

          (g) Seller and Purchaser agree that the Purchase Price will be allocated to the assets of Bank for all purposes (including Tax and financial accounting) in a manner consistent with the fair market values set forth in an Allocation Schedule to be agreed upon by the parties prior to Closing. Seller, Purchaser and the Bank will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

     Section 4.10 Tax Returns.
                  -----------

          (a) Seller shall cause to be included in its income Tax Returns for all periods ending on or before the Closing Date and for periods which include the Closing Date, all items of income, gain, loss, deduction and credit ("Tax Items") of the Bank which are required to be included therein, shall cause such Tax Returns to be timely filed with the appropriate government authorities, and shall be responsible for the timely payment of all Taxes due with respect to the periods covered by such Tax Returns.

          (b) With respect to any Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to the Bank that is not described in paragraph (a) above, Seller shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall cause such Tax Return to be filed timely with the appropriate government authority, and shall be responsible for the timely payment of all Taxes due with respect to the period covered by such Tax Return.

          (c) With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date with respect to the Bank, Purchaser shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall furnish a copy of such Tax Return to Seller at least twenty (20) days prior to the filing of such Tax Return, shall file timely such Tax Return with the appropriate government authority, and shall be responsible for the timely payment of all Taxes due with respect to the period covered by such Tax Return. Purchaser shall determine, in accordance with the provisions of Section 4.9(d) of the Agreement, the amount of Tax due with respect to the Pre-Closing Date Period (the "Seller's Tax") and shall notify Seller of its determination of the Seller's Tax. Seller shall pay to Purchaser an amount equal to the Seller's Tax not later than five days after the filing of such Tax Return. Any refund attributable to Tax Returns filed pursuant to this Section 4.10(c) shall be apportioned between Purchaser and Seller in a manner consistent with the calculation of the Seller's Tax.

          (d) Purchaser shall, with respect to any Tax Return which Purchaser is responsible under Section 4.10(c) for preparing and filing, make such Tax workpapers available for review by Seller if the Tax Return is with respect to Taxes for which Seller may be liable (in whole or in part) hereunder or under applicable law. Purchaser shall make such workpapers available for review no later than twenty (20) days before the due date for filing such Tax Returns to provide Seller with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, accepting the position of Purchaser unless such position is contrary to the provisions of Section 4.10(e) hereof. If, within ten (10) days of such delivery, Seller shall deliver to Purchaser a written statement describing Seller's objections to such Tax Return and all grounds therefor, and the parties are unable to resolve such objections within the ten (10) day period prior to filing such Tax Return, such Tax Return shall be filed as prepared by Purchaser, and any remaining disputes shall be resolved by an independent certified public accounting firm mutually acceptable to Purchaser and Seller (the "Arbitrating Accounting Firm") as provided in Section 4.10(f). Seller will join in the execution of such Tax Return and other documentation if required to do so by applicable Law.

          (e) Any Tax Return which includes or is based on the operations, ownership, assets or activities of the Bank for any taxable period beginning before and ending after the Closing Date, and any Tax Return in respect of any Taxes for which Seller may be liable (in whole or in part) hereunder shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the applicable law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the applicable tax law), in accordance with reasonable tax accounting practices selected by the filing party with respect to such Tax Return under this Agreement with the consent (not to be unreasonably withheld or delayed) of the non-filing party.

          (f) The Arbitrating Accounting Firm shall be instructed to resolve any disputes referred to it pursuant to Section 4.10(d) within five (5) days after such referral. The resolution of disputes by the Arbitrating Accounting Firm shall be set forth in writing and shall be conclusive and binding upon all parties and the parties shall join in the execution and cooperate in the filing of any amended Tax Return as shall be necessary to implement such resolution. The fees and expenses of the Arbitrating Accounting Firm shall be apportioned by the Arbitrating Accounting Firm based on the degree to which each party's claims were unsuccessful and shall be paid by the parties in accordance with such determination. For example, if pursuant to this Section 4.10(f) Seller submitted an objection affecting the amount of Tax due in the amount of $100,000 and prevailed as to $45,000 of the amount, then Seller would bear 55% of the fees and expenses of the Arbitrating Accounting Firm.

          (g) Unless required by law, Purchaser shall not file an amended Tax Return for any period ending on or prior to the Closing Date without the consent of Seller.

     Section 4.11 Cooperation on Tax Matters.
                  --------------------------

          (a) Purchaser and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to Section 4.10 and any audit, litigation or other proceeding with respect to Taxes although the party responsible for filing the Tax Return pursuant to this Agreement shall control any such audit, litigation or other proceeding, provided that the controlling party may not, without the consent of the other party, agree to any settlement which would result in an increase in the amount of Taxes for which any other party is or may be liable. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to the Bank relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority and
(ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests shall allow the other party to take possession of such books and records.

          (b) Purchaser and Seller further agree, upon reasonable request by the other party, to use all reasonable commercial efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     Section 4.12 Carrybacks and Refunds. Any required amended Tax Return
                  ----------------------
relating to a Pre-Closing Date Period and any refund claims relating to a Pre-Closing Date Period shall be prepared by Seller and shall be the property of the Seller. Neither Purchaser nor any of its Affiliates shall file any Tax Return or any other document which attempts to carry back to any Pre-Closing Date Period any item of income, loss, deduction or credit (including, without limitation, any net operating loss) incurred, created or sustained during any Tax period which ends after the Closing Date.

     Section 4.13 Survival. Notwithstanding anything to the contrary in this
                  --------
Agreement, the representations, warranties, covenants, agreements, rights and obligations of the parties hereto with respect to any Tax matter covered by Sections 4.9, 4.10, 4.11 and 4.12 of this Agreement shall survive the Closing and shall not terminate until the close of business on the 45th day after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a business day, the next business day). In the event of a conflict between the provisions of this
Section 4.13 and any other provisions of this Agreement, the provisions of this
Section 4.13 shall control.

     Section 4.14 Consents to Assign and Use Leased Premises. With respect to
                  ------------------------------------------
the leases disclosed in Schedule 2.17, the Seller will, or will cause the Bank
                        -------------
to, obtain all consents, approvals, authorizations, waivers or similar affirmations necessary or appropriate to transfer and assign all right, title and interest of the Seller and the Bank to Prosperity Bank and to permit the use and operation of the leased premises by Prosperity Bank.

     Section 4.15 Environmental Investigation; Rights to Terminate Agreement.
                  ----------------------------------------------------------

          (a) Purchaser and its consultants, agents and representatives shall have the right to the same extent that Seller or the Bank has such right, but not the obligation or responsibility, to inspect any property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to thirty (30) days after the date of this Agreement. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water, asbestos or other sampling, is deemed desirable by Purchaser, Purchaser shall
(i) notify Seller of any property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and
(ii) conclude such secondary investigation, on or prior to sixty (60) days after the date of this Agreement. Purchaser shall give reasonable notice to Seller of such secondary investigations, and Seller may place reasonable time and place restrictions on such secondary investigations.

          (b) Seller agrees to indemnify and hold harmless Purchaser for any claims for damage to property, or injury or death to persons, made as a result of any Environmental Inspection or secondary investigation conducted by Purchaser or its agents, to the extent such damage or injury is attributable to the negligent actions or negligent omissions of Seller or its agents. Purchaser agrees to indemnify and hold harmless Seller for any claims for damage to property, or injury or death to persons, to the extent attributable to the negligent actions or omissions of Purchaser or its agents in performing any Environmental Inspection or secondary investigation. Purchaser shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey shall be made by Seller and not by Purchaser. Purchaser shall make no such report prior to Closing unless required to do so by law, and in such case will give Seller reasonable prior notice of Purchaser's intentions.

          (c) Purchaser shall have the right to terminate this Agreement within ninety (90) days after the date of this Agreement if (i) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Purchaser because the Environmental Inspection, secondary investigation or other environmental survey identifies violations or potential violations of Environmental Laws that would have or are reasonably likely to have a Material Adverse Effect on the Condition of the Bank; (ii) any past or present event, condition or circumstance that would require remedial or cleanup action under Environmental Laws involving an expenditure in excess of $200,000 or having a Material Adverse Effect on the Condition of the Bank; (iii) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any property, the removal of which would have a Material Adverse Effect on the Condition of the Bank.

          (d) Seller agrees to make available upon request to Purchaser and its consultants, agents and representatives all documents and other material relating to environmental conditions of any property including, without limitation, the results of other environmental inspections and surveys. Seller also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Purchaser and shall be entitled to certify the same in favor of Purchaser and its consultants, agents and representatives and make all other data available to Purchaser and its consultants, agents and representatives.

                            V. COVENANTS OF PURCHASER

     Purchaser covenants and agrees with Seller as follows:

     Section 5.1 Best Efforts. Purchaser will take all reasonable action to aid
                 ------------
and assist in the consummation of this Agreement and the transactions contemplated hereby, and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including such actions which are necessary, proper or advisable in connection with filing applications with, or obtaining approvals from, all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement.

     Section 5.2 Employee Benefit Plans. The Seller shall cause the Bank to
                 ----------------------
execute and deliver such instruments and take such other actions as Purchaser may reasonably require in order to cause the amendment or termination of any employee benefit plan of the Bank on terms satisfactory to Purchaser and in accordance with applicable law and effective as of the Closing Date; provided, however, that nothing herein shall obligate Seller to terminate any employee benefit plan of either Seller or its other subsidiary bank. Purchaser agrees that the employees of the Bank who continue their employment after the Closing Date (the "TGB Employees") will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Purchaser and Prosperity Bank, in accordance with the respective terms of such plans and programs, and Purchaser shall take all actions necessary or appropriate to facilitate coverage of the TGB Employees in such plans and programs from and after the Closing Date, subject to the following:

          (a) Each TGB Employee will be entitled to credit for prior service with the Bank for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than stock option plans), sponsored by Purchaser and Prosperity Bank to the extent the Seller or the Bank sponsored a similar type of plan in which the TGB Employees participated immediately prior to the Closing Date. Any eligibility waiting period and pre-existing condition exclusion applicable to such plans and programs shall be waived with respect to each TGB Employee and their eligible dependents. For purposes of determining TGB Employee's benefit for the calendar year in which the Purchase occurs under Purchaser's vacation program, any vacation taken by the TGB Employee immediately preceding the Closing Date for the calendar year in which the Purchase occurs will be deducted from the total Purchaser vacation benefit available to such TGB Employee for such calendar year. Purchaser further agrees to credit each TGB Employee and their eligible dependents for the year during which coverage under Purchaser's group health plan begins, with any deductibles already incurred during such year, under the Bank's group health plan.

          (b) Each TGB Employee shall be entitled to credit for past service with the Bank for the purpose of satisfying any eligibility or vesting periods applicable to Purchaser's employee benefit plans which are subject to Sections 401(a) and 501(a) of the Code (including, without limitation, Purchaser's 401(k) Profit Sharing Plan).

          (c) Any TGB Employee terminated within a six-month period after the Closing Date shall receive a severance payment equal to two months salary, less any amounts required to be withheld, under applicable law, for purposes of income and payroll taxes.

     Section 5.3 Applications. Purchaser will file all necessary regulatory
                 ------------
notices and applications not later than the 30th day after the execution of this Agreement and will provide the Seller with a copy of the non-confidential portions of notices, applications, statements or correspondence submitted to or received from regulatory authorities in connection with the transactions contemplated hereby.

     Section 5.4 Indemnification; Insurance.
                 --------------------------

          (a) For a period of three (3) years from and after the Closing Date, Purchaser (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Bank determined as of the Closing Date (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation whether civil or criminal, administrative or investigative, arising out of matters existing or occurring prior to the Closing Date, whether asserted or claimed prior to, on or after the Closing Date to the fullest extent to which such Indemnified Parties were entitled under the Bank Constituent Documents.

          (b) Any Indemnified Party wishing to claim indemnification under this section, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before, on or after the Closing Date), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent.

          (c) Purchaser shall maintain its existing policy of directors and officers liability insurance (or comparable coverage) for a period of not less than three (3) years after the Closing Date; which policy shall be amended, however, to include the directors and officers of the Bank currently covered under the policy held by the Bank, and which shall be a "claims made" policy providing coverage for (among other things) acts or omissions occurring prior to the Closing Date.

                  VI. MUTUAL COVENANTS OF SELLER AND PURCHASER

     Section 6.1 Notification; Updated Disclosure Schedules. The Seller shall
                 ------------------------------------------
give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Seller, of (i) any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect, including, without limitation, as a result of any change in a Schedule, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     Section 6.2 Confidentiality. Neither Purchaser nor Seller will, and Seller
                 ---------------
will cause the Bank not to, directly or indirectly, before or after the consummation or termination of this Agreement, disclose any confidential information, whether written or oral ("Subject Information") acquired from the other party to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, other than in connection with the regulatory notice and application process or, after termination of this Agreement pursuant to Section 8.1 hereof, use such Subject Information for its own purposes or for the benefit of any person, firm, corporation, association, or other entity under any circumstances. The term "Subject Information" does not include any information that (i) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the disclosing party, (ii) was available to the disclosing party on a nonconfidential basis from a source other than the nondisclosing party or
(iii) was independently acquired or developed without violating any obligations of this Agreement.

                                  VII. CLOSING

     Section 7.1 Closing. Subject to the other provisions of this Article VII,
                 -------
on a mutually acceptable date ("Closing Date") as soon as practicable within a thirty (30) day period commencing with the latest of the following dates (provided that such Closing shall not occur within the first ten (10) business days of a calendar month):

          (a) the receipt of shareholder approval and the last approval from any requisite regulatory or supervisory authority and the expiration of any statutory or regulatory waiting period which is necessary to effect the Bank Merger; or

          (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding and Purchaser or Seller, pursuant to Section
11.1 herein, have elected to contest the same, then the date that such proceeding has been brought to a conclusion favorable, in the judgment of each of Purchaser and Seller, to the consummation of the transactions contemplated herein, or such prior date as each of Purchaser and Seller shall elect whether or not such proceeding has been brought to a conclusion.

     A meeting ("Closing") will take place at which the parties to this Agreement will exchange certificates, opinions, letters and other documents in order to determine whether any condition exists which would permit the parties hereto to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate to effect the transactions contemplated by this Agreement.

     The Closing shall take place at the offices of Bracewell & Patterson, L.L.P. in Houston, Texas, or at such other place to which the parties hereto may mutually agree.

                                VIII. TERMINATION

     Section 8.1 Termination.
                 -----------

          (a) This Agreement may be terminated by action of the Board of Directors of Purchaser or Seller at any time prior to the Closing Date if:

               (i) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have been final and non-appealable;

               (ii) any of the transactions contemplated by this Agreement are disapproved by any regulatory authority or other person whose approval is required to consummate any of such transactions; or

               (iii) the Closing shall not have become effective on or before September 20, 2002, the two hundred and tenth (210th) day following the date of this Agreement, or such later date as shall have been approved in writing by the Boards of Directors of Purchaser and Seller; provided, however, that the right to terminate under this Section 8.1(a)(iii) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          (b) This Agreement may be terminated at any time prior to the Closing by the Board of Directors of Seller if Purchaser shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Purchaser contained herein shall be inaccurate in any material respect. In the event the Board of Directors of Seller desires to terminate this Agreement as provided above, such Board of Directors must notify Purchaser in writing of its intent to terminate stating the reason therefor. Purchaser shall have fifteen (15) days from the receipt of such notice to cure the alleged breach or inaccuracy, subject to the approval of Seller (which approval shall not be unreasonably withheld).

          (c) This Agreement may be terminated at any time prior to the Closing by action of the Board of Directors of Purchaser if (i) Seller or the Bank shall fail to comply in any material respect with any of their respective covenants or agreements contained in this Agreement, or if any of the representations or warranties of Seller or the Bank contained herein shall be inaccurate in any material respect or (ii) the Board of Directors of Purchaser reasonably concludes, after consulting with counsel, that Purchaser will be unable to obtain any regulatory approval required in order to consummate the Purchase or the Bank Merger or any such approval is accompanied by terms or conditions which materially and adversely impact the financial consequences of the Purchase or the Bank Merger to Purchaser. In the event the Board of Directors of Purchaser desires to terminate this Agreement because of an alleged breach or inaccuracy or change as provided in (i) above, the Board of Directors must notify Seller in writing of its intent to terminate stating the cause therefor. Seller shall have fifteen (15) days from the receipt of such notice to cure the alleged breach or inaccuracy, subject to the approval of Purchaser (which approval shall not be unreasonably withheld).

          (d) This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Purchaser and Seller and the approval of such action by their respective Boards of Directors.

          (e) By Purchaser in accordance with Section 13.17(b) hereof.

     Section 8.2 Effect of Termination. In the event of termination of this
                 ---------------------
Agreement by either Purchaser or Seller as provided in Section 8.1 or the abandonment of the Bank Merger without breach by any party hereto, this Agreement (other than Section 6.2) shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section 8.2 shall relieve any party hereto of any liability for a breach of this Agreement.

                   IX. CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser under this Agreement are subject to the satisfaction, at or prior to the Closing Date of the following conditions, which may be waived by Purchaser in its sole discretion:

     Section 9.1 Compliance with Representations and Covenants. The
                 ---------------------------------------------
representations and warranties made by Seller and the Bank in this Agreement must have been true in all material respects when made and shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Seller shall have, and shall have caused the Bank to have, performed or complied with all covenants and conditions required by this Agreement to be performed and complied with prior to or at the Closing. Purchaser shall have been furnished with a certificate, executed by an appropriate representative of Seller and dated as of the Closing Date, to the foregoing effect.

     Section 9.2 Material Adverse Change. There shall have been no change after
                 -----------------------
the date hereof in the assets, properties, business or financial condition of the Bank which have, or which may be foreseen to have a Material Adverse Effect on the Condition of the Bank or the transactions contemplated hereby ("Bank Material Adverse Change"), nor shall any event have occurred which, with the lapse of time, will cause or result in a Bank Material Adverse Change; provided,
                                                                       ---------
however, that a Bank Material Adverse Change does not include a change with
-------
respect to, or effect on, the Bank resulting from (i) a change in law, rule, regulation or GAAP or (ii) from any other matter affecting federally-insured depository institutions generally (including without limitation, their holding companies), including, without limitation, changes in general economic conditions and changes in prevailing interest or deposit rates; provided, any such change does not impact the Bank more adversely than other similarly situated financial institutions.

     Section 9.3 Legal Opinion. Purchaser shall have received an opinion of
                 -------------
counsel to Seller, dated as of the Closing Date, in form and substance satisfactory to counsel for Purchaser, to the effect set forth in Schedule 9.3.
                                                                  ------------

     Section 9.4 Releases. Each of the officers (with a title of Senior Vice
                 --------
President or above as of the date hereof) and directors of the Bank shall deliver to Purchaser an instrument in the form of Exhibit 9.4 dated as of the
                                                  -----------
Closing Date releasing the Bank from any and all claims of such directors and officers (except as described in such instrument).

     Section 9.5 Nonrenewal of Nonaccrual Loan. The loan made by the Bank set
                 -----------------------------
forth in Schedule 9.5 and, which as of the date of this Agreement, has a remaining principal balance of approximately $288,064.71 and is on nonaccrual status, shall have been transferred to the Seller unless such loan has been paid in full prior to the Closing Date.

     Section 9.6 Participations. The Seller shall have caused the Bank to "put
                 --------------
back" to the originating bank any loan participation in which the Bank is a party as of the date of this Agreement (collectively, "Participations") and which has been previously identified by Purchaser. Purchaser shall have the opportunity to review all Participations and shall notify the Seller and the Bank within fifteen (15) business days following the date of this Agreement as to which Participations the Bank is required to "put back" prior to the Closing Date.

     Section 9.7 Ownership Share. The transfer of the Shares to the Purchaser
                 ---------------
will vest in Purchaser full ownership without Encumbrances of 100% of the issued and outstanding Bank Common Stock.

     Section 9.8 Equity Capital at the Closing Date. The Equity Capital of the
                 ----------------------------------
Bank shall be equal to or greater than $8,000,000 on the last day of the calendar month immediately preceding the Closing Date.

                     X. CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of Seller under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, which may be waived by Seller in its sole discretion:

     Section 10.1 Compliance with Representations and Covenants. The
                  ---------------------------------------------
representations and warranties made by Purchaser in this Agreement must have been true in all materials respects when made and shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Purchaser shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing. Seller shall be furnished with a certificate, executed by appropriate representatives of Purchaser and dated as of the Closing Date, to the foregoing effect.

     Section 10.2 Material Adverse Change. There shall have been no change after
                  -----------------------
the date hereof in the assets, properties, business or financial condition of Purchaser which have, or which may be foreseen to have a Material Adverse Effect on the Condition of Purchaser or the transactions contemplated hereby; provided,
                                                                       ---------
however, that for purposes of this Section 10.2, a Material Adverse Effect will
-------
not include a change with respect to, or effect on, Purchaser resulting (i) from a change in law, rule, regulation or GAAP or (ii) from any other matter affecting federally-insured depository institutions generally (including without limitation, their holding companies), including, without limitation, changes in general economic conditions and changes in prevailing interest or deposit rates; provided, any such change does not impact Purchaser more adversely than other similarly situated financial institution.

     Section 10.3 Legal Opinion. Seller shall have received an opinion of
                  -------------
counsel to Purchaser, dated as of the Closing Date and in form and substance satisfactory to counsel for Seller, to the effect set forth in Schedule 10.3.
                                                               -------------

                   XI. CONDITIONS TO RESPECTIVE OBLIGATIONS OF
                              PURCHASER AND SELLER

     The respective obligations of Purchaser and Seller under this Agreement are subject to the satisfaction of the following conditions which may be waived by Purchaser and Seller, respectively, in their sole discretion:

     Section 11.1 Government Approvals. The Purchaser shall have received the
                  --------------------
approval, or waiver of approval, of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities, including the Federal Reserve Board, the OCC, the FDIC, Texas Department of Banking and any other regulatory agency whose approval must be received in order to consummate the transactions, which approvals shall not impose any restrictions on the operations of the Purchaser or Prosperity Bank which materially and adversely impact the financial consequences of the transactions to Purchaser, and all applicable waiting periods have expired, and such approvals and the transactions contemplated hereby shall not have been contested by any federal or state governmental authority or any third party by formal proceeding, and all applicable waiting periods have expired.

                              XII. INDEMNIFICATION

     Section 12.1 Indemnification by Seller. Subject to Section 12.8, from and
                  -------------------------
after the Closing Date, Seller shall indemnify, hold harmless and defend Purchaser, Prosperity Bank and all of their respective officers, directors or employees, and all of their respective heirs and legal representatives (collectively "Purchaser Indemnified Parties") from and against any and all damages, liabilities, losses and obligations, including without limitation reasonable attorneys' fees and court costs (collectively, "Losses") arising from, out of or in any manner connected with or based on (i) any breach by Seller or the Bank of their respective representations, warranties, covenants or agreements contained herein or in the Bank Merger Agreement, (ii) any Taxes as set forth in Section 4.9 hereof and (iii) any Controlled Group Liability with respect to the employee benefit plans as set forth in Section 2.16 hereof.

     Section 12.2 Indemnification by Purchaser. Subject to Section 12.8, from
                  ----------------------------
and after the Closing Date, Purchaser shall indemnify, hold harmless and defend Seller and all of its respective officers, directors or employees, and all of their respective heirs and legal representatives (collectively "Seller Indemnified Parties") from and against any and all damages, liabilities, losses and obligations, including without limitation reasonable attorneys' fees and court costs arising from, out of or in any manner connected with or based on (i) any breach by Purchaser of its representations, warranties, covenants or agreements contained herein and (ii) any Taxes as set forth in Section 4.9 imposed on or incurred by the Bank for any taxable period commencing after the Closing Date.

     Section 12.3 Demands. Each indemnified party hereunder agrees that promptly
                  -------
upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the "Claim"), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have; provided that no such claim shall be made unless and until the cumulative aggregate Losses equals or exceeds $25,000. Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Claim if the indemnified party knowingly failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against such matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Claim, only insofar as such knowing failure to notify the indemnifying party has actually resulted in prejudice or damage to the indemnifying party.

     Section 12.4 Right to Contest and Defend. The indemnifying party shall be
                  ---------------------------
entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention so to contest shall be delivered by the indemnifying party to the indemnified party within fifteen (15) days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto. If the indemnifying party does not elect to contest any such Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. At any time after the commencement of the defense of any Claim, the indemnifying party may request the indemnified party to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnified party of the asserted Claim, whereupon such action shall be taken unless the indemnified party determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 days of such request from the indemnifying party. If the indemnified party determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Claim had agreed unconditionally to accept in payment or compromise as of the time the indemnifying party made its request therefor to the indemnified party.

     Section 12.5 Cooperation. If requested by the indemnifying party, the
                  -----------
indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any extraordinary expenses, other than the time and expenses of the indemnified party's personnel, incurred by it in so cooperating; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Claim.

     Section 12.6 Right to Participate. The indemnified party agrees to afford
                  --------------------
the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any Claim against the indemnified party or conferences with representatives of or counsel for such persons.

     Section 12.7 Payment of Damages. The indemnifying party shall pay to the
                  ------------------
indemnified party in immediately available funds any amounts to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within five (5) days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction. In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by all tax benefits and other reimbursements credited to or received by the other party related to such damages.

     Section 12.8 Expiration of Indemnification. The right of a party to
                  -----------------------------
initiate an action for breach of any representation, warranty, covenant or agreement contained herein or in the Bank Merger Agreement shall expire at the close of business on the 24-month anniversary of the Closing Date, except that
(i) the right of Purchaser to assert a claim based on the existence of any Controlled Group Liability with respect to the employee benefit plans as set forth in Section 2.16 shall expire concurrently with the expiration of the statute of limitations applicable to the matter on which such claim is based and
(ii) the right of Purchaser to assert a claim for any Taxes set forth in Section
4.9 shall expire concurrently with the expiration of the statute of limitations applicable to the Tax matter on which such claim is based.

                               XIII. MISCELLANEOUS

     Section 13.1 Definitions. Except as otherwise provided herein, the
                  -----------
capitalized term set forth below shall have the following meanings:

          (a) "Affiliate" means any natural person, corporation, general partnership, limited partnership proprietorship, other business organization, trust, union, association or governmental authority that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified

          (b) "Material Adverse Effect," with respect to any party shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, has or is reasonably likely to have a material adverse impact on (i) the financial position, business or results of operations or financial performance of such party and their respective subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Purchase and the other transactions contemplated by this Agreement.

     Section 13.2 Non-Survival of Representations and Warranties. The
                  ----------------------------------------------
representations, warranties, covenants and agreements of Purchaser and Seller contained in this Agreement shall terminate at the Closing, except that Sections 4.9(b), 5.2, 5.4 and 6.2 and Article XII shall survive the Closing.

     Section 13.3 Amendments. This Agreement may be amended only by a writing
                  ----------
signed by Purchaser and Seller at any time prior to the Closing Time with respect to any of the terms contained herein.

     Section 13.4 Expenses. Whether or not the transactions provided for herein
                  --------
are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement. Similarly, each party agrees to indemnify the other parties against any cost, expense or liability (including reasonable attorneys' fees) in respect of any claim made by any party for a broker's or finder's fee in connection with this transaction. Except as disclosed herein, Purchaser and Seller represent and warrant to each other that neither of them, nor any of their agents, employees or representatives, has incurred any liability for any commissions or brokerage fees in connection with this transaction.

     Section 13.5 Notices. Except as explicitly provided herein, any notice
                  -------
given hereunder shall be in writing and shall be delivered in person or mailed by first class mail, postage prepaid or sent by facsimile, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:

     If to Purchaser:

     Prosperity Bancshares, Inc.
     4295 San Felipe
     Houston, Texas 77027
     Fax No.: (713) 693-9309

     Attention: Mr. David Zalman

     With a copy to:

     Bracewell & Patterson, L.L.P.
     711 Louisiana, Suite 2900
     Houston, Texas 77002-2781
     Fax No: (713) 221-1212

     Attention: Mr. William T. Luedke IV

     If to Seller:

     American Bancorp of Oklahoma, Inc.
     15 East 15th Street
     Edmond, Oklahoma 73083
     Fax No.: (405) 348-7833

     Attention: Mr. John D. Goad

     With a copy to:

     Jenkens & Gilchrist, A Professional Corporation
     2200 One American Center
     600 Congress Ave.
     Austin, Texas 78701
     Fax No.: (512) 404-3520

     Attention: Mr. Chet A. Fenimore

All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail. All notices sent by courier as provided above shall be deemed delivered one day after being sent and all notices sent by facsimile shall be deemed delivered upon confirmation of receipt. All other notices, including notices of changes of address, shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as herein provided.

     Section 13.6 Controlling Law. All questions concerning the validity,
                  ---------------
operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Texas and, to the extent applicable, by the laws of the United States of America.

     Section 13.7 Headings. The headings and titles to the sections of this
                  --------
Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

     Section 13.8 Modifications or Waiver. No termination, cancellation,
                  -----------------------
modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect to any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect to such occurrence or event on any other occasion.

     Section 13.9 Severability. Any provision hereof prohibited by or unlawful
                  ------------
or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of the Agreement can be effected. To the fullest extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

     Section 13.10 Assignment. This Agreement shall be binding upon and inure to
                   ----------
the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other parties.

     Section 13.11 Consolidation of Agreements. All understandings and
                   ---------------------------
agreements heretofore made between the parties hereto are merged in this Agreement which (together with any agreements executed by the parties hereto contemporaneously with or subsequent to the execution of this Agreement) shall be the sole expression of the agreement of the parties respecting the transactions contemplated hereby.

     Section 13.12 Counterparts. This Agreement may be executed in multiple
                   ------------
counterparts, each of which shall be deemed an original and all shall be deemed to constitute one and the same instrument.

     Section 13.13 Binding on Successors. Except as otherwise provided herein,
                   ---------------------
this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, trustees, administrators, guardians, successors and assigns.

     Section 13.14 Gender. Any pronoun used herein shall refer to any gender,
                   ------
either masculine, feminine or neuter, as the context requires.

     Section 13.15 Disclosures. Any disclosure made in any document delivered
                   -----------
pursuant to this Agreement or referred to or described in writing in any section of this Agreement or any schedule attached hereto shall be deemed to be disclosure for purposes of any section herein or schedule hereto.

     Section 13.16 Publicity. Subject to written advice of counsel with respect
                   ---------
to legal requirements relating to public disclosure of matters related to the transactions contemplated by this Agreement, the timing and content of any announcements, press releases or other public statements (whether written or oral) concerning this Agreement or the transactions contemplated hereby will occur upon, and be determined by, the mutual consent of Purchaser and Seller; provided, however, that this shall not include notices required to be published pursuant to the regulatory application process.

     Section 13.17 Delivery of Disclosure Schedules. In order to provide for the
                   --------------------------------
prompt execution of this Agreement, the parties hereto agree that with respect to the schedules to this Agreement:

          (a) Full and complete originals of all of the schedules to this Agreement described in Article II of this Agreement shall be delivered to Purchaser pursuant to Section 13.5 as soon as possible following execution of this Agreement, but in no event later than ten (10) business days following the date of this Agreement.

          (b) Purchaser will have five (5) business days after receipt of the schedules to this Agreement to review such schedules to determine whether they are in form and substance satisfactory to Purchaser in its sole discretion. No later than five (5) business days following the date of Purchaser's receipt of the schedules, Purchaser shall notify the Seller whether (i) Purchaser accepts the schedules and this Agreement remains in full force and effect, (ii) Purchaser objects to certain disclosures contained in the schedules or (iii) Purchaser objects to the schedules. Purchaser shall have the unconditional right to terminate this Agreement and all of its obligations hereunder by providing Seller notice of such termination in accordance with the terms of Section 13.5 of the Agreement no later than 6:00 p.m., Houston, Texas time on the fifth business day after receipt of the schedules to this Agreement. If Purchaser objects to any disclosure contained in the schedules, the Seller shall, within one business day of its receipt of such objection, notify Purchaser as to whether Seller will remedy such matter. If Seller notifies Purchaser that Seller is unwilling to delete or modify such disclosure item, Purchaser shall have one additional business day after receipt of such notification to either terminate this Agreement or accept such disclosure.

     Section 13.18 Attorneys' Fees. If any party hereto shall bring an action at
                   ---------------
law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any representation, warranty, covenant, agreement or obligation contained herein), the prevailing party in such action shall be entitled to recover from the other party its costs and expenses incurred in connection with such action (including reasonable fees, disbursements and expenses of attorneys and costs of investigation).

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                   PROSPERITY BANCSHARES, INC.


                                   By:  /s/ David Zalman
                                      ------------------------------------------
                                           David Zalman
                                           President and Chief Executive Officer


ATTEST:


By: /s/ Dan Rollins
   ------------------------------
     Dan Rollins

                                   AMERICAN BANCORP OF OKLAHOMA, INC.


                                   By:  /s/ John D. Goad
                                      ------------------------------------------
                                           John D. Goad
                                           President


ATTEST:


By: /s/ John L. Best
   -----------------------------
      John L. Best

                  [Signature Page to Stock Purchase Agreement]